Exhibit 10.31

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into as of [insert date] (“Agreement”), by and between zSpace, Inc., a Delaware corporation (“Company”), and [insert name] (“Indemnitee”):

WHEREAS, highly competent persons may be reluctant to serve as directors, officers, employees, fiduciaries and other agents (“Representatives”) of corporations unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of such corporations; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons as set forth herein so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve, continue to serve and/or to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Article I
DEFINITIONS

For purposes of this Agreement the following terms shall have the meaning given here:

1.01“Board” shall mean the Board of Directors of the Company.
1.02“Change of Control” shall mean the first of the following events to occur:
(a)	there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;
(b)	the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in the aggregate of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company; (B) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company; (C) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (D) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (E) any acquisition in connection with a merger or consolidation which, pursuant to Section 1.02(a) above, does not constitute a Change of Control;
(c)	there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets, other than a sale or disposition by the Company of all or a substantial portion of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;
(d)	the stockholders of the Company approve any plan or proposal for the liquidation of the Company;
(e)	a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this clause, “Continuity Directors” means (A) those members of the Board who were directors on the date hereof and (B) those members of the Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed; or

(f)	such other event or transaction as the Board shall determine constitutes a Change of Control.
1.03“Company” has the meaning set forth in the introductory paragraph above.  For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Representatives, so that any person who is or was a Representative of such constituent Company, or is or was serving at the request of such constituent Company as a Representative of another Company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving Company as he or she would have with respect to such constituent Company if its separate existence had continued.
1.04“Corporate Status” describes the status of a person who is or was a Representative of the Company, or is or was serving at the request of the Company as a Representative of another Enterprise, including service with respect to an employee benefit plan.
1.05“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
1.06“Effective Date” means the date set forth in the introductory paragraph above.
1.07“Enterprise” shall mean the Company and any other corporation, company, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a Representative, including, without limitation, any subsidiaries of the Company.
1.08“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, costs, expenses and obligations paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, responding to, or being or preparing to be a witness in a Proceeding (including attorneys’ fees and related disbursements). Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) for purposes of Section 8.06 of this Agreement only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and (iv) any interest, assessments or other charges in respect of the foregoing. Expenses do not include Losses.
1.09“Good Faith” shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, in a manner in which Indemnitee would have had no reasonable cause to believe Indemnitee’s conduct was unlawful. Notwithstanding the foregoing definition, the Indemnitee shall not be deemed to have acted in “Good Faith” in instances where the Indemnitee has been finally adjudicated by a court of competent jurisdiction to have acted not in good faith. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have reasonable cause to believe that Indemnitee’s conduct was unlawful.
1.10“Independent Counsel” means a law firm, or an attorney employed by or serving as a member of a law firm, that is experienced in matters of corporation law and/or limited liability company law and neither presently is, nor in the past five (5) years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
1.11“Losses” shall mean judgments, fines, penalties, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, and amounts paid in settlement of any Proceeding.
1.12“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other threatened, pending or completed proceeding whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee. For purposes of the foregoing sentence, a “Proceeding” shall not be deemed to have been initiated by Indemnitee where (x) Indemnitee seeks to enforce Indemnitee’s rights under this Agreement pursuant to Article VIII of this Agreement or (y) the Company has joined in or the Board has consented to the initiation of such Proceeding.
Article II
TERM OF AGREEMENT

This Agreement shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a Representative of the Company or of any other Enterprise which Indemnitee served at the request of the Company; (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VIII of this Agreement relating thereto; or (iii) the expiration of the statute of limitations with respect to any claim that may be brought against Indemnitee with respect to which indemnification hereunder may be available (in whole or in part).

Article III
SERVICES BY INDEMNITEE, NOTICE OF PROCEEDINGS

3.01Services.  Indemnitee agrees to serve as a Representative for so long as Indemnitee is duly elected, appointed or retained or until Indemnitee tenders his or her resignation, or is removed or dies. The duties and obligations of a Representative may be set forth in the Company’s organizational documents or in such other agreements as may be entered into from time to time between the Company and Indemnitee. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).  Indemnitee, by his or her current and continuing Corporate Status, shall be conclusively presumed to have relied on the rights to indemnity, advancement of Expenses and other rights contained in this Agreement in entering into or continuing such service.
3.02Notice of Proceeding. Indemnitee agrees to promptly  notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, written communication or similar document relating to any Proceeding or matter which is reasonably likely to be subject to indemnification or advancement of Expenses covered hereunder; provided, that the failure of Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder, nor shall any such failure prejudice any of Indemnitee’s rights under this Agreement, unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.
3.03Duty of Cooperation and Disclosure. In any Proceeding in which Company is advancing Expenses or providing indemnification to the Indemnitee, the Indemnitee shall use commercially reasonable efforts to cooperate with the person, persons, insurers or entities acting on the Company’s or Indemnitee’s behalf, including providing to such person, persons or entity upon reasonable advance request any documentation or information, or information relevant to the location of such information or documentation, which is not privileged or otherwise protected from disclosure and which is in the possession of Indemnitee, or persons or entities known to Indemnitee, and reasonably relates to the subject Proceeding and the Company’s indemnification and advancement obligations hereunder shall at all times be subject to the Indemnitee’s duty of cooperation.
Article IV
INDEMNIFICATION
4.01In General. Notwithstanding any amendment, modification or repeal of the indemnification provisions of the Delaware General Corporation Law, as amended, or other applicable law or the organizational documents of the Company after the date of this Agreement, and subject to the exceptions set forth in Section 4.05 herein, if Indemnitee was or is, or is threatened to be made, a party to any Proceeding by reason of Indemnitee’s Corporate Status, the Company shall indemnify Indemnitee to the fullest extent permitted by this Agreement, applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit if Indemnitee acted in Good Faith.  The rights to indemnification and to the advancement of Expenses conferred in this Agreement shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof, but in any event not prior to the date on which Indemnitee became a

Representative of the Company.  The rights to indemnification and to the advancement of Expenses hereunder shall only apply to a Proceeding initiated by Indemnitee if (x) Indemnitee seeks to enforce Indemnitee’s rights under this Agreement pursuant to Article VIII of this Agreement or (y) the Company has joined in or the Board has consented to the initiation of such Proceeding.
4.02Proceedings Other Than Proceedings by or in the Right of the Company. If, by reason of Indemnitee’s Corporate Status, Indemnitee is or was, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company, the Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and Losses actually and reasonably incurred by Indemnitee in connection therewith, if Indemnitee acted in Good Faith (provided that this limitation shall not affect advancement under Article V).
4.03Proceedings by or in the Right of the Company. If, by reason of Indemnitee’s Corporate Status, Indemnitee is or was, or is threatened to be made, a party to or otherwise involved in any Proceeding by or in the right of the Company, the Company shall indemnify Indemnitee to the fullest extent permitted by DGCL §145(b) against all Expenses actually and reasonably incurred by Indemnitee in connection therewith, if Indemnitee acted in Good Faith. No indemnification shall be made under this Section 4.03 for any amount other than Expenses, and no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine that, despite such adjudication of liability and in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses which such court shall deem proper.
4.04Indemnification of a Party Who is Wholly or Partly Successful. Subject to the exceptions set forth in Section 4.05 herein, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in defense of any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against all Expenses, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein. Subject to the exceptions set forth in Section 4.05, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Article VI) that Indemnitee did not act in Good Faith.
4.05Exceptions. Notwithstanding anything to the contrary herein, the Company shall not be obligated to advance any amounts paid or to be paid by Indemnitee to third parties as damages, losses, liabilities, judgments, fines and penalties (whether civil, criminal, or other), and amounts paid or to be paid in settlement, in each case solely arising from a final and non-appealable decision of a court of competent jurisdiction, and to indemnify the Indemnitee pursuant to this Agreement with respect to:
(a)	Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);
(b)	Expenses incurred on account of any Proceeding in which final judgment of a court of competent jurisdiction is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section l6(b) of the Exchange Act, or similar provisions of any federal, state or local law;
(c)	Expenses incurred on account of the Indemnitee’s conduct which is finally adjudged by a court of competent jurisdiction to have been: (1) a breach of the duty of loyalty owed to the Company, (2) an act or omission which was not in Good Faith, (3) an act or omission which involved intentional misconduct or, with respect to any criminal Proceeding, a knowing violation of law, or (4) a transaction from which the Indemnitee derived an improper personal benefit; or
(d)	if a final decision by a court of competent jurisdiction in the matter shall determine that such indemnification is prohibited by applicable law or is not lawful as against public policy.

For the avoidance of doubt, and notwithstanding anything to the contrary set forth in this Section 4.05, the Company shall be obligated to advance to Indemnitee any and all Expenses with respect to the foregoing matters set forth in this Section 4.05 other than such payments as are specifically mentioned in the introductory clause of this Section 4.05.

4.06Indemnification for Expenses as a Witness. To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
4.07 Contribution in the Event of Joint Liability.  (a) Except as set forth in Section 4.05, to the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating

Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee, (b) the Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee, and (c) except as set forth in Section 4.05, the Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
Article V
ADVANCEMENT OF EXPENSES
5.01Statement of Expenses.  The Company shall advance all Expenses which, by reason of Indemnitee’s Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding (or are reasonably expected by Indemnitee to be incurred by or on behalf of Indemnitee within three months), within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall be unsecured and interest free. Advancement shall not be conditioned upon any determination of entitlement to indemnification, any cooperation finding, or any acknowledgment by the Company as to indemnity, and shall be required solely upon receipt of the undertaking described herein. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement.  Such statement or statements shall include, or be preceded or accompanied by, an undertaking by or on behalf of Indemnitee to repay such amounts if it is ultimately determined (by final, non-appealable judgment or other final, non-appealable determination of a competent tribunal, or by a binding determination under Section 6.02) that Indemnitee is not entitled to indemnification under this Agreement.
5.02Assumption of Defense.  In the event the Company (i) shall be obligated to advance the Expenses for any Proceeding against Indemnitee by a third party and (ii) acknowledges the Company’s obligation to indemnify the Indemnitee with respect to such Proceeding (subject to the terms of this Agreement), the Company shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations, subject to exceptions set forth below in the event of a potential conflict of interest.  Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding and the Company’s acknowledgment of its indemnification obligation with respect to such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and Expenses of separate counsel subsequently incurred by Indemnitee with respect to the same Proceeding so long as such Proceeding is diligently defended, as reasonably determined by Indemnitee. For the avoidance of doubt, but not by way of limitation, a potential conflict of interest shall be deemed a reasonable basis for the Indemnitee to withhold consent under this Section 5.02.  If (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have notified the Board in writing that Indemnitee has reasonably concluded that there may be a conflict of interest between the Company (or any other co-clients as provided above) and Indemnitee in the conduct of any such defense, or that there may be one or more legal defenses available to Indemnitee that are different from or additional to those available to other persons, (iii) the Company fails to employ counsel to assume the defense of such Proceeding or (iv) a Change of Control has occurred, the fees and Expenses of Indemnitee’s own counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s own expense.  The Company shall not settle any Proceeding in any manner that would impose any expense, penalty or limitation on Indemnitee, or that would contain any language that could reasonably be viewed as an acknowledgment of wrongdoing on Indemnitee’s part or otherwise detrimental to Indemnitee’s reputation, without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
Article VI
PROCEDURES FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION
6.01Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith a brief description of the matter with respect to which Indemnitee may be entitled to indemnification hereunder, including such documents as are reasonably available to Indemnitee and all relevant facts and circumstances within the Indemnitee’s personal knowledge, in each case, relating to such matter. The Secretary or any other officer of the Company shall promptly advise the Board in writing that Indemnitee has requested indemnification.
6.02Method of Determination.  A determination (if required by applicable law) with respect to Indemnitee’s entitlement to indemnification shall be made within forty-five (45) days of receipt by the Company of the request for indemnification, as follows:
(a)	If a Change of Control has occurred, unless Indemnitee shall request in writing that such determination be made in accordance with clause (b) of this Section 6.02, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.
(b)	If a Change of Control has not occurred, and subject to Section 6.03, the determination shall be made by (i) a majority vote of the Disinterested Directors, even though less than a quorum; (ii) by a committee of Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum; (iii) if there are no such Disinterested Directors, by the Independent Counsel in a written opinion to the Board, or (iv) by the Company’s stockholders.

6.03Selection, Payment, Discharge, of Independent Counsel.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.02 of this Agreement, the Independent Counsel shall be selected, paid and discharged in the following manner:
(a)	If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Such Independent Counsel shall be approved by Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed.
(b)	If a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event clause (a) of this Section 6.03(b) shall apply) and approved by the Board, which approval shall not be unreasonably withheld, conditioned or delayed.
(c)	Following the initial selection described in clauses (a) and (b) of this Section 6.03, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel does not meet the criteria set forth in Section 1.10 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.
(d)	Either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.01 of this Agreement. Such petition may request a determination whether an objection to the party’s selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6.02 of this Agreement.
(e)	The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and Expenses incident to the procedures of this Section 6.03, regardless of the manner in which such Independent Counsel was selected or appointed.

6.04Company Response.  If a determination by the Company that Indemnitee is entitled to indemnification pursuant to this Agreement is required, and the Company fails to respond within forty-five (45) days to a written request for indemnity, the Company shall be deemed to have approved the request.
6.05Cooperation.  Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
6.06Payment.  If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within forty-five (45) days after such determination.  Similarly, if the Company shall be deemed to have approved the request for indemnification in accordance with Section 6.04 of this Agreement, payment to Indemnitee shall be made within ninety (90) days after the date on which a written request for indemnification is delivered to the Company.
6.07Reservation of Rights.  Notwithstanding  anything to the contrary herein, the Company shall have the obligation to advance to the Indemnitee any Expenses incurred by Indemnitee in accordance with Article V of this Agreement; provided,  however, that all amounts advanced in respect of such Expenses shall be repaid to the Company by Indemnitee to the extent it shall be determined in a final judgment of a court of competent jurisdiction that Indemnitee was not entitled to be indemnified for such Expenses.
Article VII
PRESUMPTIONS
7.01Effect of Other Proceedings. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) be conclusive as to the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.
7.02Reliance as Safe Harbor. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for or other professional advisors to the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or the expert selected with reasonable care by the Enterprise. The provisions of this Section 7.02 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7.03Service for Subsidiaries.  If Indemnitee is serving as a director, officer, employee or agent of another Enterprise at least fifty percent (50%) of whose equity interests are owned by the Company, Indemnitee shall be conclusively presumed to be serving in such capacity at the request of the Company.
Article VIII
REMEDIES OF INDEMNITEE
8.01Application.  This Article VIII shall apply in the event of a Dispute. For purposes of this Article, “Dispute” shall mean any of the following events:
(a)	a determination is made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;
(b)	advancement of Expenses is not timely made pursuant to Article V of this Agreement;
(c)	the determination of entitlement to be made pursuant to Section 6.02 of this Agreement has not been made within forty-five (45) days after receipt by the Company of the request for indemnification;
(d)	payment of indemnification is not made pursuant to Section 4.06 of this Agreement within forty-five (45) days after receipt by the Company of a written request therefore; or
(e)	payment of indemnification is not made within forty-five (45) days after a determination has been made that Indemnitee is entitled to indemnification or, if the Company fails to respond to a written request for indemnification as set forth in Section 6.04 of this Agreement, payment of indemnification is not made within ninety (90) days after the date on which a written request for indemnification is delivered to the Company.
8.02Adjudication. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence such proceeding seeking adjudication within one hundred and eighty (180) days following the date on which Indemnitee first has the right, or reasonably should have been aware that it has the right, to commence such proceeding pursuant to this Section 8.02.
8.03De Novo Review.  In the event that a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article VIII shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.
8.04Burden of Proof. In any suit brought by Indemnitee to enforce a right to indemnification or advancement of Expenses under this Agreement, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified, or to such advancement of Expenses, under this Agreement or otherwise shall be on the Company. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VIII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
8.05Company Bound. If a determination shall have been made or deemed to have been made pursuant to Article VI of the Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding absent (i) a material misstatement by Indemnitee of a material  fact or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
8.06Expenses of Adjudication.  In the event that Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication to enforce Indemnitee’s rights under, or to recover damages for breach of this Agreement, Indemnitee shall be entitled to (x) advancement of any and all Expenses actually and reasonably incurred by Indemnitee in such adjudication in accordance with Article V of this Agreement and (y) be indemnified by the Company against any and all Expenses actually and reasonably incurred by Indemnitee in such adjudication (but, with respect to indemnification and not advancement, only if Indemnitee prevails therein). If it shall be determined in such adjudication that Indemnitee is entitled to receive part but not all of the indemnification sought, the Expenses incurred by Indemnitee in connection with such adjudication shall not be prorated.
Article IX
NON-EXCLUSIVITY, INSURANCE, SUBROGATION
9.01Non-Exclusivity.  Except as set forth in Section 4.05, the rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under the Company’s organizational documents or under any agreement, vote of stockholders or disinterested directors or otherwise.  No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration, rescission or replacement. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by a separate entity. The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense or matter that is the subject of this Agreement (i.e., the Company’s obligations are primary and any obligation of any other entity with respect to any Proceeding, Expenses or matter that is the subject of this Agreement for the same Proceeding, Expenses or matters incurred by Indemnitee are secondary), (ii) any obligation of any other entity to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, and (iii) the Company shall be required to indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other entity or insurer of any such person.

9.02Insurance.  The Company shall maintain an insurance policy or policies against liability arising out of this Agreement or otherwise providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all such policies maintained by the Company, Indemnitee shall be an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. The Company shall promptly, and in any event within ten business days, provide Indemnitee written notice of its failure to maintain an insurance policy or policies meeting the requirements of this Section 9.02.
9.03Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to any rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights; provided, that in the process of securing or enforcing such rights, the Company shall not take any action or make any statement, whether written or oral, that could reasonably be construed as an acknowledgment of wrongdoing on Indemnitee’s part or that is otherwise detrimental to Indemnitee’s reputation, as reasonably determined by Indemnitee, without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (and that, in the event that the Company takes any such action or makes any such statement without Indemnitee’s prior written consent, Indemnitee’s obligations under this Section 9.03 shall be of no further force and effect).
9.04No Duplicative Payment.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Article X
GENERAL PROVISIONS
10.01Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.
10.02Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a)	the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
(b)	to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, which is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.03No Adequate Remedy. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.
10.04Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
10.05Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
10.06Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.07Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to:As shown with Indemnitee’s Signature below.

If to the Company to:zSpace, Inc.

Attn: Legal Department

2050 Gateway Place, Suite 100-302

San Jose, CA 95110

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

10.08Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware without application of the conflict of laws principles thereof.  No amendment, repeal, adoption or modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any Proceeding relating to such event, act or omission arises or is first threatened, commenced or completed).
10.09Third-Party Beneficiaries.  Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any other person or persons other than the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Company.  Except as expressly set forth in this Agreement, no provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company.
10.10Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior indemnification agreements or understandings between the Company, including any of its subsidiaries, and the Indemnitee, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY	ZSPACE, INC.

By:
Name:
Title:

INDEMNITEE
Name:

Indemnitee’s Address for Notices:

__________________ __________________ __________________ __________________

Signature Page to

Indemnification Agreement